                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant / /

Filed by a Party other than the Registrant /X/

Check the appropriate box:

     /X/    Preliminary Proxy Statement

     / /    Confidential, for Use of the Commission Only (as permitted by Rule
            14a-6(e)(2))

     / /    Definitive Proxy Statement

     / /    Definitive Additional Materials

     / /    Soliciting Material Under Rule 14a-12

                            THE LAMSON & SESSIONS CO.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
                                   PARCHE, LLC
                              ADMIRAL ADVISORS, LLC
                          RAMIUS CAPITAL GROUP, L.L.C.
                                C4S & CO., L.L.C.
                                 PETER A. COHEN
                                 MORGAN B. STARK
                               JEFFREY M. SOLOMON
                                THOMAS W. STRAUSS
                              MICHAEL CAPORALE, JR.
                                 WILLIAM J. FOX
                                JEFFREY C. SMITH
--------------------------------------------------------------------------------
    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/    No fee required.

     / /    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

     (1)    Title of each class of securities to which transaction applies:

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     (2)    Aggregate number of securities to which transaction applies:

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     (3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)    Proposed maximum aggregate value of transaction:

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     (5)    Total fee paid:

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     / /    Fee paid previously with preliminary materials:

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     / /    Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)    Amount previously paid:

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     (2)    Form, Schedule or Registration Statement No.:

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     (3)    Filing Party:

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     (4)    Date Filed

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                     PRELIMINARY COPY SUBJECT TO COMPLETION
                              DATED APRIL __, 2007

                STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.

                              ______________, 2007

Dear Fellow Shareholder:

      Starboard Value and  Opportunity  Master Fund Ltd.  ("Starboard")  and the
other participants in this solicitation  (collectively,  the "Ramius Group") are the beneficial owners of an aggregate of 1,569,338 shares of Common Stock of The
Lamson & Sessions Co.  ("Lamson" or the "Company"),  representing  approximately
9.9% of the outstanding  shares of common stock of the Company.  For the reasons set forth in the attached Proxy Statement, the Ramius Group wants to ensure that the Board of Directors  of Lamson is fully and  adequately  exploring  strategic alternatives as the Company has run two strategic  review  processes in the past that  failed to yield a sale or  disposition  of either the  Company's  PVC Pipe business or the entire Company. Additionally, the Ramius Group believes that the nominees it has  proposed  for  election to the Lamson  Board of  Directors  are better suited than the Company's nominees to implement  necessary  strategic and operational  changes  should the  Company's  strategic  alternatives  review not result in a sale of the  Company.  The Ramius  Group is  therefore  seeking your support  at  the  annual  meeting  of  shareholders  scheduled  to  be  held  at
________________________________________________  on ________  __, 200, at __:__
_.M. (local time) for the following:

            To  elect  Starboard's  slate  of  four  nominees  to the  Board  of
            Directors to serve as Class I directors.

      The Ramius Group urges you to carefully consider the information contained in the attached Proxy Statement and then support its efforts by signing,  dating and returning the enclosed WHITE proxy card today.  The attached Proxy Statement and the enclosed WHITE proxy card are first being furnished to the  shareholders on or about _____________, 2007.

      If you have already voted for the  incumbent  management  slate,  you have every right to change your vote by signing,  dating and  returning a later dated proxy.

      If you have any questions or require any assistance with your vote, please contact  MacKenzie  Partners,  Inc., which is assisting us, at their address and toll-free numbers listed on the following page.

      Thank you for your support.

                                    Jeffrey C. Smith
                                    Starboard Value and Opportunity Master
                                    Fund Ltd.

--------------------------------------------------------------------------------

                IF YOU HAVE ANY QUESTIONS, REQUIRE ASSISTANCE IN
                          VOTING YOUR WHITE PROXY CARD,
      OR NEED ADDITIONAL COPIES OF STARBOARD'S PROXY MATERIALS, PLEASE CALL
           MACKENZIE PARTNERS, INC. AT THE PHONE NUMBERS LISTED BELOW.

                                   MACKENZIE
                                 PARTNERS, INC.
                               105 Madison Avenue
                               New York, NY 10016
                           proxy@mackenziepartners.com
                           ---------------------------

                          (212) 929-5500 (Call Collect)
                                       or
                            TOLL-FREE (800) 322-2885

--------------------------------------------------------------------------------

                       2007 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                            THE LAMSON & SESSIONS CO.

                            -------------------------

                                 PROXY STATEMENT
                                       OF
                STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.

                            -------------------------

         PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD TODAY

      Starboard  Value  and  Opportunity  Master  Fund  Ltd.,  a Cayman  Islands
exempted  company  ("Starboard"),  is a significant  shareholder of The Lamson &
Sessions  Co., an Ohio  corporation  ("Lamson" or the  "Company").  Starboard is writing to you in connection  with the election of four nominees to the board of directors of Lamson (the "Lamson  Board") at the annual meeting of  shareholders scheduled to be held at _______________________________________ on _________ __,
2007, at __:__ _.M. (local time),  including any  adjournments or  postponements thereof  and any  meeting  which  may be  called in lieu  thereof  (the  "Annual
Meeting").  This proxy statement (this "Proxy Statement") and the enclosed WHITE proxy card are first being furnished to  shareholders  on or about  ___________,
2007.

      This Proxy Statement and the enclosed WHITE proxy card are being furnished to shareholders  of Lamson by Starboard in connection  with the  solicitation of proxies from Lamson's shareholders for the following:

      To elect Starboard's director nominees,  Michael Caporale, Jr., William J.
      Fox,  Jeffrey C. Smith and Jeffrey M. Solomon (the "Ramius  Nominees")  to
      serve as Class I  directors  of the  Company,  in  opposition  to Lamson's incumbent directors whose terms expire at the Annual Meeting.

      Starboard,  Parche,  LLC, a Delaware limited liability company ("Parche"),
Admiral   Advisors,   LLC,  a  Delaware  limited   liability  company  ("Admiral
Advisors"),  Ramius Capital Group,  L.L.C., a Delaware limited liability company
("Ramius  Capital"),  C4S & Co., L.L.C., a Delaware  limited  liability  company
("C4S"), Peter A. Cohen ("Mr. Cohen"),  Morgan B. Stark ("Mr. Stark"), Thomas W.
Strauss ("Mr. Strauss"),  Jeffrey M. Solomon ("Mr.  Solomon"),  Jeffrey C. Smith
("Mr.  Smith"),  William J. Fox ("Mr.  Fox") and  Michael  Caporale,  Jr.  ("Mr.
Caporale")  are  members  of a group  (the  "Ramius  Group"  or "we")  formed in connection  with this proxy  solicitation  and are deemed  participants  in this proxy solicitation.

      Ohio law  generally  provides that  shareholders  have  cumulative  voting rights  with  respect  to the  election  of  directors  if written  notice  that cumulative voting is desired is given to the President,  a Vice President or the
Secretary of the company at least  forty-eight  hours before the Annual Meeting.
We intend to give such written  notice to invoke our right to cumulate votes for the election of the Ramius  Nominees.  Cumulative  voting rights  entitle you to give a  nominee  as many  votes as is  equal to the  number  of  shares  you own multiplied by the number of directors to be elected,  or you may distribute your votes among the  nominees as you see fit. We are  soliciting  the  discretionary authority to cumulate votes,  and the persons named as proxies on our proxy card will have the  authority  to cumulate  votes at their  discretion  at the Annual
Meeting.  We will use the  authority  granted to us by the enclosed  WHITE proxy card to  cumulate  votes at our  discretion  for all or a portion  of the Ramius
Nominees  in order to assure  that the  maximum  number of Ramius  Nominees  are elected to the Lamson Board.

      Lamson has set the record date for  determining  shareholders  entitled to notice of and to vote at the Annual Meeting as ______________, 2007 (the "Record
Date").  The mailing  address of the  principal  executive  offices of Lamson is
25701 Science Park Drive, Cleveland,  Ohio 44122.  Shareholders of record at the close of  business  on the Record  Date will be  entitled  to vote at the Annual
Meeting.  According to Lamson,  as of the Record Date, there were  _____________
shares of common stock, no par value per share (the  "Shares"),  outstanding and entitled to vote at the Annual  Meeting.  As of the date hereof,  the members of the Ramius Group are the beneficial  owners of an aggregate of 1,569,338 Shares, which  represents  approximately  9.9%  of  the  Shares  outstanding  (based  on information  publicly  disclosed  by the  Company).  The  participants  in  this solicitation  intend  to  cumulate  votes in  respect  of such  Shares  at their discretion  for all or a portion of the Ramius  Nominees in order to assure that the maximum number of Ramius Nominees are elected to the Lamson Board.

THIS  SOLICITATION  IS BEING MADE BY THE  RAMIUS  GROUP AND NOT ON BEHALF OF THE
BOARD OF DIRECTORS OR MANAGEMENT OF LAMSON. THE RAMIUS GROUP IS NOT AWARE OF ANY
OTHER MATTERS TO BE BROUGHT  BEFORE THE ANNUAL  MEETING.  SHOULD OTHER  MATTERS,
WHICH  THE  RAMIUS  GROUP  IS  NOT  AWARE  OF  A  REASONABLE  TIME  BEFORE  THIS
SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES
IN THE ENCLOSED WHITE PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

THE RAMIUS  GROUP  URGES YOU TO SIGN,  DATE AND  RETURN THE WHITE  PROXY CARD IN
FAVOR OF THE ELECTION OF ITS NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY LAMSON  MANAGEMENT TO LAMSON,
YOU MAY REVOKE THAT PROXY AND VOTE FOR THE  ELECTION  OF THE RAMIUS  NOMINEES BY
SIGNING,  DATING AND RETURNING THE ENCLOSED  WHITE PROXY CARD.  THE LATEST DATED
PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO
THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED
PROXY FOR THE ANNUAL MEETING TO THE RAMIUS GROUP, C/O MACKENZIE  PARTNERS,  INC.
WHICH IS ASSISTING IN THIS  SOLICITATION,  OR TO THE SECRETARY OF LAMSON,  OR BY
VOTING IN PERSON AT THE ANNUAL MEETING.

                                      -2-

                                    IMPORTANT

      YOUR VOTE IS IMPORTANT,  NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. THE
RAMIUS GROUP URGES YOU TO SIGN,  DATE,  AND RETURN THE ENCLOSED WHITE PROXY CARD
TODAY TO VOTE FOR THE ELECTION OF THE RAMIUS NOMINEES.

      The Ramius Group is  soliciting  the  discretionary  authority to cumulate votes,  and the persons  named as proxies on the enclosed  WHITE proxy card will have the authority to cumulate votes at their  discretion at the Annual Meeting.
The Ramius  Group will use the  authority  granted to it by the  enclosed  WHITE proxy  card to  cumulate  votes at its  discretion  for all or a portion  of the
Ramius  Nominees in order to assure that the maximum  number of Ramius  Nominees are elected to the Lamson Board. For information concerning voting procedures at the Annual Meeting, see "Voting and Proxy Procedures."

o  If your  Shares are  registered  in your own name,  please  sign and date the enclosed  WHITE proxy card and return it to the Ramius  Group,  c/o MacKenzie
   Partners, Inc., in the enclosed envelope today.

o  If any of your Shares are held in the name of a brokerage  firm,  bank,  bank nominee or other institution on the Record Date, only it can vote such Shares and only upon  receipt of your  specific  instructions.  Accordingly,  please contact the person  responsible  for your account and instruct that person to execute on your behalf the WHITE proxy  card.  The Ramius  Group urges you to confirm  your  instructions  in writing to the  person  responsible  for your account and to provide a copy of such  instructions to the Ramius Group,  c/o
   MacKenzie  Partners,  Inc.,  who is  assisting in this  solicitation,  at the address and telephone  numbers set forth below, and on the back cover of this
   Proxy Statement,  so that we may be aware of all instructions and can attempt to ensure that such instructions are followed.

             If you have any questions regarding your proxy, or need
                 assistance in voting your Shares, please call:

                                    MACKENZIE
                                 PARTNERS, INC.
                               105 Madison Avenue
                               New York, NY 10016
                           proxy@mackenziepartners.com
                           ---------------------------

                          (212) 929-5500 (Call Collect)
                                       or
                            TOLL-FREE (800) 322-2885

                                      -3-

                           BACKGROUND TO SOLICITATION

      We are significant  shareholders of the Company.  The Ramius Group owns in the aggregate  1,569,338 Shares,  representing  approximately 9.9% of the issued and outstanding common stock of the Company,  which Shares were purchased in the open market, except as otherwise noted on Schedule I, for a total purchase price of approximately $35,741,459, including brokerage commissions.

      The  following  is a  chronology  of  events  leading  up  to  this  proxy solicitation:

      o  On November 28 and 29, 2006, certain  representatives of Ramius Capital met with Lamson's Chief Financial  Officer to discuss the merits of the
         Company's  stated  strategy of pursuing  acquisitions to diversify away from the PVC Pipe business  especially in light of the possibility that such acquisitions could be executed at multiples  significantly  higher than where Lamson trades on a  stand-alone  basis.  The Ramius  Capital representatives  specifically  questioned  the  actions  taken  by  the
         Company to 1) expand the Company's credit facility from $125 million to
         $250  million and 2) call a special  shareholder  meeting to double the authorized  shares of the Company from 20 million  shares to 40 million shares.

      o  On December 4, 2006, Admiral Advisors,  an affiliate of Ramius Capital, delivered a letter to Lamson's  President and Chief  Executive  Officer expressing its belief that the Shares are significantly undervalued and highlighting several concerns about certain aspects of the strategy and direction  of the Company.  Admiral  Advisors  expressed  its view that shareholder  value  would  be  significantly  enhanced  if the  Company executed a sale of the Company's PVC Pipe business and  repurchased $60 million - $120 million of its outstanding shares of common stock.

      o  On December 15, 2006,  certain  representatives  of Ramius  Capital met with  Lamson's  President  and Chief  Executive  Officer  and its Chief
         Financial  Officer to discuss  their  concerns  regarding the Company's strategy  and  the  prospects  for a sale  of the  Company's  PVC  Pipe business.

      o  On January 18, 2007,  Admiral  Advisors  delivered a letter to Lamson's
         President and Chief  Executive  Officer and the Lamson Board urging the
         Lamson Board to immediately  hire a reputable  investment bank to fully explore  all  strategic  alternatives  to maximize  shareholder  value, including  both a sale of the Company's PVC Pipe business and a sale of the Company.  Admiral Advisors also stated in the letter that it wanted to discuss  immediate  representation  on the Lamson Board,  and in the event an  agreement  could  not be  reached  on  Board  representation,
         Admiral  Advisors  stated that it intended  to nominate  directors  for election at the Annual Meeting.

                                      -4-

      o  On February 12, 2007, Lamson issued a press release  announcing that it had engaged Perella Weinberg Partners, an independent  investment bank, to  assist  the  Lamson  Board and  management  of the  Company  in the evaluation of the Company's strategic and financial alternatives.

      o  On February 12, 2007, Starboard delivered a letter to Lamson nominating
         William J. Fox,  Lee D. Meyer,  Jeffrey C. Smith and Jeffrey M. Solomon
         for election to the Lamson Board at the Annual Meeting.

      o  On  February  13,  2007,  certain  representatives  of  Ramius  Capital traveled to Cleveland,  Ohio to meet with several members of the Lamson
         Board and  Lamson's  senior  management  to discuss  appropriate  Board representation  without the necessity of a proxy contest.  However, the
         Ramius Capital  representatives  were unable to reach an agreement with
         Lamson.

      o  On April 26, 2007,  Starboard delivered a supplemental letter to Lamson substituting  Michael  Caporale,  Jr.  for Lee D.  Meyer  as one of its
         nominees for election to the Lamson  Board at the Annual  Meeting.  The reason for such substitution,  as described in the supplemental letter, was  that  Mr.  Meyer  is a  member  of the  board  of  directors  of a competitor of the Company,  which was expected to be sold by the end of
         April 2007; however, as a result of delays in the sale transaction, Mr.
         Meyer decided to withdraw as a nominee.

      o  On April 26, 2007, Admiral Advisors delivered a letter to the President and Chief Executive Officer of the Company  expressing concern over the delay in scheduling  the 2007 Annual  Meeting and  requesting  that the
         Company  either  promptly  set a date for the 2007  Annual  Meeting  or alternatively,  immediately  name  two of the  Ramius  Nominees  to the
         Lamson Board.

                                    PROPOSAL

                              ELECTION OF DIRECTORS

      The  Lamson  Board  is  divided  into  three  classes  serving   staggered
three-year  terms and the term of the Class I directors of the Lamson Board will expire at the Annual Meeting. On December 8, 2006, the Lamson Board expanded the size of the Board from nine directors to ten and elected  William E.  MacDonald,
III to fill the vacancy created by such expansion.  The Company's public filings do not specify to which class Mr.  MacDonald  was elected.  In a filing with the
Securities  and Exchange  Commission  (the "SEC") on April 21, 2006, the Company
reported  that  John B.  Schulze,  a Class III  director  and  Lamson's  current
Chairman  of the  Board,  notified  Lamson  that he  would  retire  from all his positions at Lamson,  including  director,  no later than the Annual Meeting and the  Company  reiterated  that  position  in an SEC filing on  November 1, 2006.
However,  in an SEC filing on March 15,  2007,  the  Company  reported  that Mr.
Schulze  will  continue to serve as  non-executive  Chairman of the Lamson Board following the Annual Meeting. Taking into consideration the foregoing, it is the
Ramius Group's belief that four Class I directors of the Lamson Board will stand for  election  at the  Annual  Meeting.  In the event that the number of Class I directors to stand for election at the Annual  Meeting is less than four and one or more directors of another class will stand for election,  then one or more of the Ramius  Nominees,  as  appropriate,  will be deemed to stand for election to such other class or classes.

                                      -5-

      The Ramius Group is seeking  your  support at the Annual  Meeting to elect the Ramius  Nominees in opposition  to Lamson's  director  nominees.  The Ramius
Group is  soliciting  the  discretionary  authority to cumulate  votes,  and the persons  named as  proxies  on the  enclosed  WHITE  proxy  card  will  have the authority to cumulate votes at their  discretion.  The Ramius Group will use the authority  granted to it by the enclosed  WHITE proxy card to cumulate  votes in its  discretion  for all or a portion of the Ramius  Nominees in order to assure that the maximum number of Ramius Nominees are elected to the Lamson Board.  For information  concerning voting procedures at the Annual Meeting, see "Voting and
Proxy Procedures."

                          REASONS FOR THE SOLICITATION

      WE BELIEVE THE PVC PIPE BUSINESS DIMINISHES THE VALUE OF THE COMPANY,
                       AND THAT IT SHOULD AND CAN BE SOLD.

      For the  reasons  outlined  below,  we  believe  it  would  be in the best interests  of the Lamson  shareholders  for  management  and the Lamson Board to expeditiously explore and consummate a sale of the PVC Pipe business in order to focus on the core  business  opportunities  within the  Carlon  and Lamson  Home
Products  businesses.  We believe the Company's recent announcement that it will consider strategic  alternatives is a step in the right direction,  particularly if it  represents a bona fide  intention  to seriously  pursue a sale of the PVC
Pipe business or a sale of the entire Company for an acceptable premium.

      However,  we  are  concerned  about  management  and  the  Lamson  Board's commitment  to  consummating  a  transaction.  In fact,  the  Lamson  Board  has conducted two sales  processes  that did not yield a sale of either the PVC Pipe business  or the entire  Company.  In  December  1998,  following  a  previously announced strategic  evaluation process, the Company agreed to sell the PVC Pipe business  to Eagle  Pacific  Industries,  Inc.;  however,  that  sale was  never consummated.  In October  2004,  the Company  retained  Brown,  Gibbons,  Lang &
Company as its financial  advisor to explore strategic  alternatives,  including the possible sale of the Company, but no transaction was completed.

 WE BELIEVE THAT PRIOR TO OUR PUBLIC STATEMENTS REGARDING THE DIRECTION OF THE
       COMPANY, MANAGEMENT AND THE BOARD WERE PURSUING A FLAWED STRATEGY.

      Prior to our  involvement  in Lamson,  the Company was pursuing a publicly disclosed strategy of pursuing  acquisitions to diversify away from the PVC Pipe business. In connection with its pursuit of this strategy,  the Company expanded its  credit  facility  from $125  million to $250  million  and called a special shareholders  meeting to double  the  authorized  shares of common  stock of the
Company from 20 million shares to 40 million shares.  In our view, it would make much  more  sense for the  Company  to sell the PVC Pipe  business  and use cash resources to repurchase its own stock so long as the Company's  shares  continue to be  undervalued.  We believe  that  Lamson  should not be  pursuing  any such acquisition  strategy until its shares are trading at multiples similar to those of its peers,  and only then might it make sense  (and,  in such  circumstances, only to pursue highly selective acquisitions which would leverage the Carlon and

                                      -6-

Lamson  Home  Products  distribution  channels).  We believe our  nominees  will represent the Lamson  shareholders'  best interests in helping the Board analyze
potential   acquisitions   should  the  time  come  and  make  sure  the  Lamson
shareholders' interests are represented in those decisions.

       WE BELIEVE CARLON AND LAMSON HOME PRODUCTS ARE EXTREMELY ATTRACTIVE
                                   BUSINESSES.

      We  believe  Lamson has a  terrific  opportunity  to build upon the strong brand names and  value-added  product  portfolios  of the Carlon and Lamson Home
Products  businesses.   Those  opportunities   deserve  the  full  attention  of
management and the Lamson Board.

      o  Over the past  several  years,  the  Carlon and  Lamson  Home  Products
         businesses,   which  together  represented  approximately  67%  of  the
         Company's  revenue  in 2006,  have  shown  consistent  improvements  in revenue and operating  income driven by strong end market  demand,  the ability to pass through raw material price increases to customers,  and significant process improvements  including  manufacturing  automation, inventory management, and distribution efficiencies.

      o  Carlon's  revenue has grown by  approximately  39% from $188 million in
         2001 to $261 million in 2006,  and  operating  margin has improved from
         7.8% in 2001 to 14.6% in 2006. THIS REPRESENTS A 6.8% REVENUE  COMPOUND
         ANNUAL  GROWTH  RATE  ("CAGR")  AND A 680 BASIS  POINT  IMPROVEMENT  IN
         OPERATING MARGIN.

      o  Lamson Home Products  revenue has grown by  approximately  82% from $62 million  in 2001 to $113  million  in 2006,  and  operating  margin has improved  from 6.0% in 2001 to 13.8% in 2006.  THIS  REPRESENTS A 12.8%
         REVENUE CAGR AND A 780 BASIS POINT IMPROVEMENT IN OPERATING MARGIN.

      Conversely,  we believe despite meaningful  operational  improvements over the past  several  years  in plant  automation  and  distribution,  the PVC Pipe business,  which  represented the remaining  approximately  33% of the Company's revenue in 2006, continues to be extremely volatile based on cyclical end market demand  and high  correlation  to raw  material  input  costs.  We  believe  the volatility  associated  with the PVC  Pipe  business  will  continue  to  demand management's  increased  attention and distract  management from focusing on the core businesses.

      We believe that in the current market environment, the Company has a prime opportunity  to sell the PVC Pipe business at attractive  terms.  On January 16,
2007, PW Eagle, Inc., a competitor in the PVC pipe market ("PWEI"),  announced a definitive  agreement  to be acquired by J-M  Manufacturing  Company,  Inc.  for
$33.50 per share  (the "PWEI  Acquisition").  Based on analyst  estimates,  this purchase price  represents an Enterprise  Value / Normalized  EBITDA multiple of between  6.4x  and  7.0x.  The PWEI  Acquisition  further  demonstrates,  in our opinion,  that the current  market has strong  demand for assets  similar to the
Company's PVC Pipe business. We believe,  therefore,  that the Company currently has an excellent  opportunity to maximize  shareholder value by divesting itself of this non-core asset.

                                      -7-

      We are cognizant of the potential structural issues surrounding a sale and separation of the PVC Pipe business from  Lamson's  other  businesses.  However, regardless  of any  structural  challenges  or  opportunities,  we  believe  the
Company's  stock price is deeply  discounted  in the market  today and that this situation can and must be remedied. If management and the Lamson Board determine after  conducting a thorough  analysis that the PVC Pipe  business  represents a core piece of the consolidated  Lamson business and should not be separated from the Carlon and Lamson  Home  Products  businesses,  then we believe  the Company should explore a value-maximizing event through the sale of the entire Company.

      The Ramius  Nominees  are fully  committed  to our  platform  to  increase shareholder  value and we believe  their  presence on the Lamson Board will help assure  that a  process  for the sale of the PVC  Pipe  business  or the  entire
Company is carried forward vigorously.

   WE BELIEVE THE RAMIUS NOMINEES HAVE THE EXPERIENCE NECESSARY TO OVERSEE AN
     EFFORT TO MAXIMIZE SHAREHOLDER VALUE THROUGH STRATEGIC ALTERNATIVES AND
                          CORPORATE GOVERNANCE REFORMS

      The Ramius  Group,  as one of the largest  shareholders  of Lamson,  has a vested financial  interest in the maximization of the value of your Shares.  Our interests  are aligned with the interests of all  shareholders.  We believe that the Ramius Nominees have extensive  experience in private and public investment, business  management and mergers and acquisitions as further  discussed in their biographical  extracts below.  For example,  Mr.  Caporale was President,  Chief
Executive  Officer and a director  of AMH  Holdings,  Inc.,  when AMH sold a 50%
equity  interest in AMH to affiliates of  Investcorp  S.A. in December  2004. In addition,  Mr.  Fox was  Co-Chairman  of the Board of  Loehmanns  Holdings,  Inc
(Nasdaq:LHMS)  from 2000 until  Loehmanns  was sold to a private  equity fund in
October 2004. Mr. Fox served as Chairman of the Special Committee overseeing the sale process and supervised the negotiations of the  transaction.  If elected to the Lamson Board,  the Ramius  Nominees  will  endeavor to use their  collective experience to oversee the Company with a goal of implementing  the strategic and operational  changes  espoused by the Ramius  Group as well as  exploring  other alternatives to maximize shareholder value. There can be no assurance that these goals will be achieved if the Ramius Nominees are elected.

      The Ramius Nominees,  if elected,  will represent a minority of the Lamson
Board. If elected,  the Ramius Nominees will,  subject to their fiduciary duties as  directors,  work with the other  members of the  Lamson  Board to take those steps that they deem are necessary to facilitate the  consummation  of a sale of the PVC Pipe business or the entire Company in a competitive sales process.  The
Ramius  Nominees,  if elected,  would also lobby the Lamson  Board to redeem the
Company's "poison pill" shareholders' rights plan and remove other anti-takeover devices, as described below, in order to allow Lamson shareholders to decide for themselves  whether they want to accept any  third-party  acquisition  proposal.
Although the Ramius Nominees will not be able to adopt any measures  without the support of at least some members of the current  Lamson  Board,  we believe that the  election of the Ramius  Nominees  will send a strong  message to the Lamson
Board that immediate action must be taken to maximize shareholder value.

                                      -8-

 WE BELIEVE LAMSON SHOULD REDEEM ITS POISON PILL AND SHOULD ELIMINATE FROM ITS
     ARTICLES OF INCORPORATION AND CODE OF REGULATIONS CERTAIN ANTI-TAKEOVER
                                   PROVISIONS

      In 1998, the Lamson Board adopted,  without shareholder approval, a rights plan  or  "poison  pill"  purportedly  to  protect  the  interests  of  Lamson's shareholders  in the event of a  potential  takeover in a manner or on terms not approved  by the  Lamson  Board  as  being in the  best  interests  of  Lamson's shareholders.  We believe  the poison  pill has the  effect of  entrenching  the
Lamson  Board  and  management.   In  our  opinion,   this  lack  of  management
accountability  to  shareholders  adversely  affects  shareholder  value. If the
Ramius  Nominees  are  elected,  they will use their  best  efforts to cause the
Lamson Board to terminate  the poison pill by redeeming  all of the  outstanding rights. Historically,  proponents of poison pills have asserted that they enable a board of directors to respond in an orderly  fashion to  unsolicited  takeover bids by providing  sufficient time to carefully  evaluate the fairness of such a bid. We oppose  Lamson's  poison pill  because we believe that it places such an effective obstacle to a takeover bid that it serves to entrench the Lamson Board and management.  We believe that Lamson's poison pill forces a would-be acquirer to  negotiate  its bid for Lamson with  management,  instead of making its offer directly to the shareholders of Lamson. In our opinion,  the power of the Lamson
Board  and  management  to block any bid that  does not  leave  them in  control adversely affects shareholder value. We further believe that the effect of their poison pill is to insulate  management from the most fundamental  accountability to  shareholders  by providing  management and the Lamson Board with a veto over takeover bids, even when shareholders might favorably view such bids.

      If elected, the Ramius Nominees would also attempt to work with the Lamson
Board to take other  measures to improve  the  Company's  corporate  governance, including declassifying the Lamson Board. A classified board of directors limits the  ability of  shareholders  to elect all  directors  on an annual  basis.  We believe  that  the  annual  election  of  directors  is the  primary  means  for shareholders to influence  corporate  governance policies and to hold management accountable for its implementation of those policies.  We view classified boards as having  the  effect of  insulating  directors  from  being  accountable  to a corporation's shareholders.

      In  addition  to  the  classified   board,   the  Company's   Articles  of
Incorporation and Code of Regulations contain numerous anti-takeover  provisions that we believe infringe on the  shareholders'  rights to determine what is best for the Company and serve to entrench current  management.  These  anti-takeover provisions include, but are not limited to, the following:

         o  Special   meetings  of  shareholders  may  only  be  called  by  the shareholders to the extent they hold 50% of the  outstanding  voting shares;

         o  Directors may only be removed by the shareholders for cause and only by a vote of at least 80% of the outstanding voting shares;

         o  Certain business  combinations with shareholders who hold 5% or more of the  outstanding  voting shares  require the approval of at least
            80% of the outstanding voting shares; and

         o  The  anti-takeover  provisions  above,  as  well  as  certain  other provisions,  may be amended or repealed by the shareholders  only by the  affirmative  vote of at  least  80% of the  outstanding  voting shares.

                                      -9-

      We  believe  the   foregoing   anti-takeover   provisions   disenfranchise
shareholders and have the effect of insulating  directors from being accountable to the  shareholders.  If elected,  the Ramius  Nominees will,  subject to their
fiduciary   duties,   lobby  the  Lamson  Board  to  eliminate   the   Company's
anti-takeover provisions.

                                      -10-

THE RAMIUS NOMINEES

      The following  information  sets forth the name,  age,  business  address,
present  principal   occupation,   and  employment  and  material   occupations,
positions, offices, or employments for the past five years of each of the Ramius
Nominees.  This information has been furnished to the Ramius Group by the Ramius
Nominees. The Ramius Nominees are citizens of the United States of America.

      MICHAEL  CAPORALE,  JR.  (AGE 55)  served as  President,  Chief  Executive
Officer and a director of Associated  Materials,  Inc., a leading North American manufacturer and distributor of exterior building  products ("AMI"),  from April
2002  until June 2006 and as  Chairman  of the Board of AMI from  December  2004 until  December  2006. Mr.  Caporale also served as President,  Chief  Executive
Officer and a director of Associated  Materials Holdings Inc., the direct parent of AMI  ("Holdings"),  from April 2002 until June 2006, and as President,  Chief
Executive  Officer and a director of AMH  Holdings,  Inc.,  the direct parent of
Holdings ("AMH"),  from March 2004 until June 2006. In December 2004, AMH sold a
50% equity  interest in AMH to  affiliates  of  Investcorp  S.A. From 2000 until
April 2002,  Mr.  Caporale  served as President and Chief  Executive  Officer of
AMI's Alside division. In April 2002, AMI was transitioned from a public company to private  ownership  following  the  completion  of a $436 million cash tender offer by Harvest  Partners,  a private  equity firm.  Prior to joining AMI, from
1995 through 2000,  Mr.  Caporale  served as President of Great Lakes Window,  a division of PlyGem  Industries,  Inc., a manufacturer  of high-end vinyl windows for the replacement  window market.  From 1992 through 1995, Mr. Caporale served as Vice  President,  Operations of Enerpac,  a division of Applied Power,  Inc., where he developed  logistic systems for the U.S., Asia and Europe markets.  Mr.
Caporale  began his career with  General  Electric,  Inc.  ("GE") where he spent seventeen years in various operating positions in GE's Appliance, Jet Engine and
Transformer businesses. Mr. Caporale received a B.S. in Civil Engineering and an
M.B.A. from Syracuse University.  The principal business address of Mr. Caporale is 3668  Shetland  Trail,  Richfield,  Ohio 44286.  As of the date  hereof,  Mr.
Caporale does not own any  securities of Lamson nor has he made any purchases or sales of any securities of Lamson during the past two years.

      WILLIAM  J. FOX (AGE 50) is  currently  Executive  Chairman  of the  Board
(since  August  2006) and a director  (since  September  2004) of Nephros,  Inc.
(AMEX:NEP),  a medical device company. From October 2004 until May 2006, Mr. Fox was Vice Chairman of Barington Capital and several of its affiliates, a group of equity investment  funds.  Until December 2006, Mr. Fox had been a member of the
Barington Advisory Board since the founding of the Barington Funds in 1999. From
October  2004  until May 2006,  Mr.  Fox served as  President,  Chief  Executive
Officer and a director of LQ Corporation (OTCBB:LQCI),  a marketer of commercial and government  security  solutions,  and from December 2004 until May 2006, Mr.
Fox served as President,  Chief  Executive  Officer and a director of Dynabazaar
Inc.  (OTCBB:FAIM),  which was  formerly  engaged in online  auctions of surplus assets.  From November  2005 until May 2006,  Mr. Fox also served as a member of the Executive Committee of Register.com (Cayman) L.P., a provider of domain name registration and internet  services.  From February 1999 until October 2004, Mr.
Fox served as Chairman,  President,  Chief  Executive  Officer and a director of
AKI, Inc. ("AKI"), a marketing and interactive  advertising  company, and during that time,  Mr. Fox also  served as  President,  Chief  Executive  Officer and a director of AKI Holding Corp.,  the parent of AKI. Prior to joining AKI, Mr. Fox

                                      -11-

served as President-Strategic & Corporate Development of Revlon Worldwide, Inc.,
Chief Executive  Officer of Revlon  Technologies,  Inc.,  Senior  Executive Vice
President  of Revlon,  Inc.  and Senior Vice  President  of  MacAndrews & Forbes
Holdings Inc. ("MacAndrews"). Mr. Fox joined MacAndrews in 1983 and held various senior executive  positions in MacAndrews and in several of its subsidiaries and affiliates,  including Revlon,  Inc.,  Brooks Drugs, The Coleman Company,  First
Gibraltar  Bank  Holdings,   Wilbur  Chocolate,   New  World  Entertainment  and
Technicolor  Inc.  Mr.  Fox has also  served as a  director  of  several  public companies,  including  Loehmann's  Holding Inc.  (October  2000 through  October
2004),  MM Companies Inc. (now George  Foreman  Enterprises  Inc.)  (2003-2004),
Revlon,  Inc.  (NYSE:REV)  (1996-1999)  and  The  Hain  Food  Group  (NASD:HAIN)
(1996-1999).  Mr. Fox received a B.B.A.  (magna cum laude) in Public  Accounting from Pace  University  Lubin School and an M.B.A.  (with  distinction) in Public
Accounting from Pace  University  Graduate  School.  Mr. Fox is also a Certified
Public  Accountant.  The principal  business  address of Mr. Fox is c/o Nephros,
Inc., Columbia  University Audubon Technology Center,  3960 Broadway,  New York,
New York 10032.  As of the date hereof,  Mr. Fox does not own any  securities of
Lamson nor has he made any purchases or sales of any securities of Lamson during the past two years.

      JEFFREY C. SMITH (AGE 34) is a Partner of Ramius  Capital,  a position  he has held since February 2007, and a member of Ramius Capital's Management Board.
Prior to February  2007, Mr. Smith served as Executive  Managing  Director (from
July 2006) and  Managing  Director  (from  January  2004 to July 2006) of Ramius
Capital. Mr. Smith currently heads Ramius Capital's Private Investment in Public
Equity  business and co-heads  Ramius  Capital's  Opportunistic  Value Investing business.  He has been employed by Ramius  Capital since January 1998.  Prior to joining Ramius Capital, he served as Vice President of Strategic Development and
Investor Relations for The Fresh Juice Company, Inc. (NASD:FRSH), a manufacturer and  distributor of fresh  squeezed and frozen fresh squeezed  citrus juices and other  non-carbonated  beverages,  from February  1996 until January 1998.  From
August  1994 until  February  1996,  Mr.  Smith was a  financial  analyst in the
Mergers  and  Acquisitions  Department  at LSG  Advisors,  a division of Societe
Generale Securities  Corporation.  Mr. Smith served on the Board of Directors of
The Fresh Juice  Company,  Inc.  from April 1996 until  February 1999 and Jotter
Technologies,  Inc.,  an Internet  infomediary  company,  from  January  2000 to
September 2000. Mr. Smith has served as a member of the Board of Directors of S1
Corporation  (NASD:SONE),  a  provider  of  internet  based  financial  services solutions,  since May 2006.  Mr.  Smith has served as a member of the  Executive
Committee of Register.com  (Cayman) L.P., a provider of domain name registration and internet  services,  since December 2005. Mr. Smith is a General  Securities
Registered  Representative.   Mr.  Smith  received  a  B.S.  in  Economics  with
concentrations  in  finance  and  accounting  from  the  Wharton  School  of The
University of Pennsylvania.  The principal  business address of Mr. Smith is c/o
Ramius Capital Group,  L.L.C., 666 Third Avenue,  26th Floor, New York, New York
10017. As of the date hereof,  Ramius Capital may be deemed to beneficially  own
1,569,338  shares of Common Stock of Lamson.  As of the date  hereof,  Mr. Smith does not own any  securities of Lamson nor has he made any purchases or sales of any securities of Lamson during the past two years.  For  information  regarding purchases  and  sales  during  the past  two  years by  Ramius  Capital  and its affiliates in securities of Lamson (without  conceding that any such information is required to be disclosed in this Proxy Statement), please see EXHIBIT A.

                                      -12-

      JEFFREY M. SOLOMON (AGE 40) is a Managing  Member of Ramius  Capital and a
member of Ramius Capital's  Executive Committee and Management Board. Along with
Morgan  Stark,  Mr.  Solomon is  responsible  for  overseeing  Ramius  Capital's multi-strategy  and  single  strategy  investment  platforms.  Mr.  Solomon  was previously  responsible for managing a number of specific investment  portfolios at Ramius  Capital and,  until  recently,  was also  responsible  for overseeing
Ramius  Capital's  technology,  operations  and finance  functions.  Mr. Solomon joined  Ramius  Capital  when it was  founded  in 1994.  From 1991 to 1994,  Mr.
Solomon was at Republic New York Securities Corporation, the brokerage affiliate of Republic National Bank (now part of the HSBC Group) ("Republic").  As head of
Corporate Development and Strategic Planning, Mr. Solomon coordinated the budget process and  marketing  effort of Republic and directed its numerous  regulatory filings  with the  Federal  Reserve  Board.  In  1993,  Mr.  Solomon  supervised
Republic's  expansion  into  Europe  by  overseeing  the  creation  of its  U.K.
affiliate.  He  was  named  Republic's  Chief  Administrative  Officer  and  was responsible  for  supervising  the  integration  of systems and  operations on a worldwide  basis.  He was also a member of the Credit  Committee  of  Republic's
Board of Directors.  Prior to joining  Republic,  Mr. Solomon was in the Mergers and Acquisitions Group at Shearson Lehman Brothers. Mr. Solomon was also part of the internal  corporate  finance team at Shearson  Lehman  Brothers  that worked closely with senior management in evaluating the company's  operations,  capital usage and investment  strategies,  including the  acquisition and disposition of corporate  assets.  Currently,  Mr.  Solomon serves on the Board of Directors of
Hale & Hearty Soups, a New York based restaurant  chain and NuGo Nutrition,  the manufacturer  of NuGo Nutrition  Bars. Mr. Solomon  received a B.A. in Economics from the  University  of  Pennsylvania.  The principal  business  address of Mr.
Solomon is c/o Ramius Capital Group,  L.L.C., 666 Third Avenue,  26th Floor, New
York,  New York 10017.  As of the date  hereof,  as a Managing  Member of Ramius
Capital,  Mr.  Solomon may be deemed to  beneficially  own  1,569,338  shares of
Common Stock of Lamson. For information regarding purchases and sales during the past two years by Ramius  Capital and its  affiliates  in  securities  of Lamson
(without conceding that any such information is required to be disclosed in this
Proxy Statement), please see EXHIBIT A.

      There can be no assurance that the actions the Ramius  Nominees  intend to take as  described  above will be  implemented  if they are  elected or that the election of the Ramius Nominees will improve the Company's business or otherwise enhance  shareholder  value.  Your vote to elect the  Ramius  Nominees  does not constitute a vote in favor of our value enhancing plans for Lamson. Your vote to elect the Ramius Nominees will,  assuming  sufficient votes are cast in favor of the Ramius Nominees, have the legal effect of replacing four incumbent directors of Lamson with the Ramius  Nominees.  There can be no assurance that shareholder value will be maximized as a result of this  solicitation or the election of the
Ramius Nominees.

      Admiral  Advisors,  an affiliate of Ramius Capital,  and two of the Ramius
Nominees,  Messrs.  Caporale  and Fox,  have entered  into  compensation  letter agreements (the "Compensation Letter Agreements")  regarding  compensation to be paid to such Ramius  Nominees  for their  agreement  to be named and to serve as
Ramius  Nominees  and for their  services as  directors  of Lamson,  if elected.
Pursuant to the terms of the Compensation  Letter Agreements,  each nominee will receive  $5,000 in cash from Admiral  Advisors as a result of the  submission by
Starboard of its  nomination  of the Ramius  Nominees.  Upon the Ramius  Group's
filing of a definitive  proxy  statement with the SEC relating to a solicitation of  proxies in favor of each  nominee's  election  as a  director  at the Annual
Meeting,  Admiral  Advisors has agreed to allow each nominee to receive a profit

                                      -13-

participation  with  respect  to the  sale  by  Admiral  Advisors  or one of its affiliates  of the last  $20,000  worth of Shares (the  "Participation  Shares")
beneficially owned by Admiral Advisors or one of its affiliates to a third party unaffiliated  with any member of the Ramius Group.  The number of  Participation
Shares  shall be  determined  by dividing  $20,000 by the  closing  price of the
Company's common stock on the date of the definitive proxy filing.  Each nominee will receive a cash payment  equal to the amount,  if any, by which the proceeds received by Admiral Advisors from the sale of the  Participation  Shares exceeds
$20,000 in the aggregate.

      Starboard and certain  other  affiliates  of Ramius  Capital,  have signed letter agreements  pursuant to which they agree to indemnify the Ramius Nominees
against  claims  arising  from  the   solicitation   of  proxies  from  Lamson's
shareholders in connection with the Annual Meeting and any related transactions.
Other than as stated herein, there are no arrangements or understandings between members of the Ramius  Group and any of the Ramius  Nominees or any other person or persons  pursuant to which the  nomination of the Ramius  Nominees  described herein is to be made,  other than the consent by each of the Ramius  Nominees to be named in this Proxy Statement and to serve as a director of Lamson if elected as such at the Annual  Meeting.  None of the Ramius Nominees are a party adverse to Lamson or any of its  subsidiaries  or has a  material  interest  adverse  to
Lamson or any of its subsidiaries in any material pending legal proceedings.

      The Ramius Group does not expect that the Ramius  Nominees  will be unable to stand for  election,  but, in the event that such persons are unable to serve or for good cause will not serve,  the Shares  represented by the enclosed WHITE proxy  card  will be voted  for  substitute  nominees.  In  addition,  Starboard reserves the right to nominate  substitute  persons if Lamson makes or announces any changes to its Articles of  Incorporation or Code of Regulations or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Ramius Nominees.  In any such case, Shares  represented by the enclosed WHITE proxy card will be voted for such substitute nominees.  Starboard reserves the right to nominate additional persons,  and to use the discretionary authority  granted by the proxies it is soliciting  to vote for such  additional nominees,  if Lamson  increases  the size of the Lamson Board above its existing size or  increases  the number of  directors  whose  terms  expire at the Annual
Meeting.  Additional  nominations  made pursuant to the  preceding  sentence are without  prejudice to the position of Starboard that any attempt to increase the size of the current Lamson Board or to  reconstitute  or reconfigure the classes on which the current  directors  serve  constitutes an unlawful  manipulation of
Lamson's  corporate  machinery  in  violation  of the Lamson  Board's  fiduciary duties.

YOU ARE URGED TO VOTE FOR THE  ELECTION OF THE RAMIUS  NOMINEES ON THE  ENCLOSED
WHITE PROXY CARD.

                                      -14-

VOTING AND PROXY PROCEDURES

      Only  shareholders of record on the Record Date will be entitled to notice of and to vote at the Annual  Meeting.  Shareholders  who sell Shares before the
Record Date (or acquire  them without  voting  rights after the Record Date) may not vote such  Shares.  Shareholders  of record on the Record  Date will  retain their voting rights in connection with the Annual Meeting even if they sell such
Shares  after the Record  Date.  Based on publicly  available  information,  the
Ramius Group  believes that the only  outstanding  class of securities of Lamson entitled to vote at the Annual Meeting is the Shares.

      We are asking you to give us  discretionary  authority  to  cumulate  your votes to elect the Ramius  Nominees.  The enclosed  WHITE proxy card may only be voted for the Ramius  Nominees and does not confer  voting power with respect to the Company's nominees.  Accordingly,  you will not have the opportunity to vote for any of Lamson's nominees. You can only vote for Lamson's nominees by signing and returning a proxy card provided by Lamson.  Shareholders should refer to the
Company's proxy statement for the names,  backgrounds,  qualifications and other
information   concerning  the  Company's  nominees.  The  participants  in  this solicitation  intend to vote all of their Shares in favor of all or a portion of the Ramius  Nominees  and will not vote their Shares in favor of any of Lamson's nominees.

QUORUM

      In order to conduct the election of directors at the Annual  Meeting,  the holders of Shares entitling them to exercise  seventy-five  percent (75%) of the voting power of the Company,  present in person or by proxy,  shall constitute a quorum All Shares that are voted "FOR",  "AGAINST" or "WITHHOLD"  will count for purposes of  establishing  such quorum and will be treated as Shares entitled to vote at the Annual Meeting.

CUMULATIVE VOTING FOR ELECTION OF DIRECTORS

      In  accordance  with the  cumulative  voting  rights  set forth in Section
1701.55(C) of the Ohio General Corporation Law, to which the Company is subject, you are  entitled  to give a nominee  as many votes as is equal to the number of shares you own  multiplied by the number of directors to be elected,  or you may distribute your votes among the nominees as you see fit. For example, if you own
100 shares as of the Record Date, and if four directors are to be elected at the
Annual  Meeting,  you have 400 votes that you can allocate among the nominees in any  manner  you  choose.  If four  directors  are to be  elected  at the Annual
Meeting,  the four nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected to the Lamson Board.

      Under Ohio law, the exercise of cumulative  voting  rights is  conditioned upon the  giving of  written  notice  that  cumulative  voting is desired to the
President, a Vice President or the Secretary of the Company at least forty-eight hours before the Annual Meeting. We intend to give such written notice to invoke our right to cumulate our votes for the election of the Ramius Nominees.

      Shares represented by a valid, unrevoked WHITE proxy card will be voted in accordance  with the  recommendations  made in this Proxy  Statement  unless you otherwise  indicate  on the proxy  card.  We are  soliciting  the  discretionary

                                      -15-

authority to cumulate  votes,  and the persons  named as proxies on the enclosed
WHITE proxy card will have the authority to cumulate  votes at their  discretion at the Annual Meeting.  We will use the authority  granted to us by the enclosed
WHITE proxy card to cumulate votes at our discretion for all or a portion of the
Ramius  Nominees in order to assure that the maximum  number of Ramius  Nominees are elected to the Lamson Board.

      A shareholder  may cast votes for the Ramius Nominees either by so marking the ballot at the Annual Meeting or by specific voting  instructions sent with a signed proxy to either the Ramius Group in care of MacKenzie  Partners,  Inc. at the address set forth on the back cover of this Proxy  Statement or to Lamson at
25701 Science Park Drive, Cleveland, Ohio 44122 or any other address provided by
Lamson.

WITHHELD VOTES

      A vote to  "WITHHOLD"  for any  nominee for  director  will be counted for purposes  of  determining  whether a quorum is  present,  but will have no other effect on the outcome of the vote on the election of directors.

DISCRETIONARY VOTING

      Shares  held in  "street  name" and held of record  by banks,  brokers  or nominees  may not be  voted  by such  banks,  brokers  or  nominees  unless  the beneficial owners of such Shares provide them with instructions on how to vote.

REVOCATION OF PROXIES

      Shareholders  of Lamson  may  revoke  their  proxies  at any time prior to exercise  by  attending  the  Annual  Meeting  and  voting in  person  (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of  revocation.  The delivery of a
subsequently   dated  proxy  which  is  properly  completed  will  constitute  a revocation of any earlier proxy.  The revocation may be delivered  either to the
Ramius Group in care of MacKenzie Partners, Inc. at the address set forth on the back cover of this Proxy  Statement  or to Lamson at 25701  Science  Park Drive,
Cleveland,  Ohio  44122 or any other  address  provided  by  Lamson.  Although a revocation is effective if delivered to Lamson,  the Ramius Group  requests that either the original or  photostatic  copies of all  revocations be mailed to the
Ramius Group in care of MacKenzie Partners, Inc. at the address set forth on the back  cover  of this  Proxy  Statement  so that  Starboard  will be aware of all revocations  and can more  accurately  determine  if and when  proxies have been received  from the  holders  of  record  on the  Record  Date and the  number of outstanding Shares represented thereby.  Additionally,  MacKenzie Partners, Inc.
may use this information to contact  shareholders who have revoked their proxies in order to solicit later dated proxies for the election of the Ramius Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE RAMIUS NOMINEES TO THE LAMSON BOARD,
PLEASE  SIGN,  DATE AND RETURN  PROMPTLY  THE  ENCLOSED  WHITE PROXY CARD IN THE
POSTAGE-PAID ENVELOPE PROVIDED.

                                      -16-

                             SOLICITATION OF PROXIES

      The solicitation of proxies pursuant to this Proxy Statement is being made by the Ramius  Group.  Proxies may be solicited by mail,  facsimile,  telephone, telegraph, Internet, in person and by advertisements.

      Starboard has entered into an agreement with MacKenzie Partners,  Inc. for solicitation  and advisory  services in connection with this  solicitation,  for which  MacKenzie  Partners,  Inc. will receive a fee not to exceed  $___,000.00, together with reimbursement for its reasonable  out-of-pocket expenses, and will be indemnified  against  certain  liabilities  and expenses,  including  certain liabilities under the federal  securities laws.  MacKenzie  Partners,  Inc. will solicit  proxies  from  individuals,  brokers,  banks,  bank  nominees and other institutional holders. Starboard has requested banks, brokerage houses and other custodians,  nominees and fiduciaries to forward all  solicitation  materials to the  beneficial  owners  of the  Shares  they  hold of  record.  Starboard  will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that MacKenzie Partners, Inc. will employ approximately
__ persons to solicit Lamson's shareholders for the Annual Meeting.

      The entire  expense  of  soliciting  proxies is being  borne by the Ramius
Group.  Costs of this  solicitation  of proxies are  currently  estimated  to be approximately  $___,000.00.  The Ramius  Group  estimates  that through the date hereof its  expenses in  connection  with this  solicitation  are  approximately
$___,000.00.  The Ramius Group intends to seek  reimbursement from Lamson of all expenses  it incurs in  connection  with the  solicitation  of  proxies  for the election of the Ramius Nominees to the Lamson Board at the Annual  Meeting.  The
Ramius Group does not intend to submit the question of such  reimbursement  to a vote of security holders of the Company.

                          OTHER PARTICIPANT INFORMATION

      Each member of the Ramius Group is a participant in this solicitation. The principal  business  of each of  Starboard  and  Parche is  serving as a private investment fund. Each of Starboard and Parche has been formed for the purpose of making  equity  investments  and,  on  occasion,  taking an  active  role in the management of portfolio  companies in order to enhance  shareholder  value.  The principal  business  of  Admiral  Advisors  is acting as  investment  manager of
Starboard  and  managing  member of Parche.  Ramius  Capital is engaged in money management and investment  advisory  services for third parties and  proprietary accounts.  C4S serves as  managing  member of Ramius  Capital.  Mr.  Cohen,  Mr.
Strauss,  Mr. Stark and Mr.  Solomon  serve as  co-managing  members of C4S. Mr.
Smith is a Partner of Ramius Capital.

      The address of the principal office of each of Parche,  Admiral  Advisors,
Ramius Capital,  C4S, Mr. Cohen,  Mr. Stark,  Mr.  Strauss,  Mr. Solomon and Mr.
Smith is 666 Third Avenue,  26th Floor, New York, New York 10017. The address of the principal  office of Starboard is c/o Citco Fund Services  (Cayman  Islands)
Limited,  Corporate Center, West Bay Road, Grand Cayman, Cayman Islands, British
West Indies.

      As of the date hereof,  Starboard  beneficially  owns 1,318,244 Shares and
Parche beneficially owns 251,094 Shares. As of the date hereof, Admiral Advisors
(as the investment  manager of Starboard and the managing  member of Parche) may be deemed to be the beneficial  owner of the 1,318,244 Shares owned by Starboard

                                      -17-

and the 251,094  Shares owned by Parche.  As of the date hereof,  Ramius Capital
(as the sole member of Admiral Advisors),  C4S (as the managing member of Ramius
Capital) and Mr. Cohen,  Mr. Stark, Mr. Strauss and Mr. Solomon (as the managing members of C4S) each may be deemed to be the  beneficial  owner of the 1,318,244
Shares owned by Starboard and the 251,094 Shares owned by Parche. Mr. Cohen, Mr.
Stark,  Mr.  Strauss and Mr.  Solomon  share voting and  dispositive  power with respect to the Shares  owned by  Starboard  and Parche by virtue of their shared authority to vote and dispose of such Shares.  Messrs. Cohen, Stark, Strauss and
Solomon  disclaim  beneficial  ownership of such Shares  except to the extent of their pecuniary interest therein. Mr. Smith does not currently  beneficially own any Shares.

      For  information  regarding  purchases  and sales of  securities of Lamson during the past two years by the members of the Ramius Group, see Schedule I.

      On February 13, 2007, the members of the Ramius Group entered into a Joint
Filing and Solicitation  Agreement,  which was amended and restated on April 26,
2007 as a result of the substitution of Mr. Caporale for Mr. Meyer as a nominee.
Pursuant to this agreement,  each member of the Ramius Group agreed to the joint filing on behalf of each of them of  Statements  on Schedule 13D with respect to securities  of Lamson  and agreed to form the  Ramius  Group for the  purpose of soliciting  proxies or written  consents for the election of the Ramius Nominees to the Lamson  Board at the  Annual  Meeting  and for the  purpose of taking all other actions incidental to the foregoing.

      Except as set  forth in this  Proxy  Statement  (including  the  Schedules hereto),  (i) during the past 10 years, no participant in this  solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors);  (ii) no participant in this solicitation  directly or indirectly beneficially  owns  any  securities  of  Lamson;  (iii) no  participant  in this solicitation  owns any  securities  of Lamson  which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities  of Lamson  during  the past two years;  (v) no part of the  purchase price or market value of the  securities of Lamson owned by any  participant  in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such  securities;  (vi) no  participant  in this solicitation  is,  or  within  the  past  year  was,  a party  to any  contract, arrangements or understandings with any person with respect to any securities of
Lamson,   including,  but  not  limited  to,  joint  ventures,  loan  or  option arrangements,  puts or calls,  guarantees  against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of Lamson; (viii) no participant in this solicitation owns  beneficially,  directly or  indirectly,  any  securities  of any parent or subsidiary of Lamson; (ix) no participant in this solicitation or any of his/its associates was a party to any  transaction,  or series of similar  transactions, since the beginning of Lamson's last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions,  to which Lamson or any of its  subsidiaries  was or is to be a party,  in  which  the  amount  involved exceeds  $120,000;  (x) no  participant in this  solicitation  or any of his/its associates has any arrangement or understanding  with any person with respect to any future employment by Lamson or its affiliates, or with respect to any future transactions  to which Lamson or any of its  affiliates  will or may be a party;
and (xi) no person,  including the participants in this  solicitation,  who is a party to an arrangement or  understanding  pursuant to which the Ramius Nominees are proposed to be elected has a substantial  interest,  direct or indirect,  by security  holdings  or  otherwise  in any  matter  to be acted on at the  Annual
Meeting.

                                      -18-

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING OF SHAREHOLDERS

      Any  shareholder  proposal  intended to be  presented  at Lamson's  Annual
Meeting of  Shareholders  to be held in 2008 must be received  by the  Company's
Secretary at its principal  office in Cleveland,  Ohio,  not later than _______,
2007 for inclusion in the Company's  Proxy  Statement and Form of Proxy relating to the Annual Meeting of Shareholders in 2008. Each proposal submitted should be accompanied by the name and address of the  shareholder  submitting the proposal and the number of common shares owned.  If the proponent is not a shareholder of record,  proof of beneficial  ownership should also be submitted.  All proposals must be a proper  subject for  consideration  and comply with the proxy rules of the SEC.

      If a shareholder  intends to present a proposal at Lamson's Annual Meeting of  Shareholders  to be held in 2008  without  inclusion  of the proposal in the
Company's  proxy materials and written notice of the proposal is not received by the Company on or before ________,  2008,  proxies solicited by the Lamson Board will confer discretionary  authority to vote on the proposal if presented at the meeting.

      The  information  set forth above  regarding the procedures for submitting
shareholder   proposals  for   consideration   at  Lamson's  Annual  Meeting  of
Shareholders  to be held  in  2008 is  based  on  information  contained  in the
Company's proxy statement.  The  incorporation of this information in this Proxy
Statement should not be construed as an admission by us that such procedures are legal, valid or binding.

                    OTHER MATTERS AND ADDITIONAL INFORMATION

      The Ramius Group is unaware of any other  matters to be  considered at the
Annual  Meeting.  However,  should other matters,  which the Ramius Group is not aware of a  reasonable  time before  this  solicitation,  be brought  before the
Annual  Meeting,  the persons named as proxies on the enclosed  WHITE proxy card will vote on such matters in their discretion.

      THE RAMIUS GROUP HAS OMITTED FROM THIS PROXY STATEMENT CERTAIN  DISCLOSURE
REQUIRED  BY  APPLICABLE  LAW THAT IS ALREADY  INCLUDED IN THE  COMPANY'S  PROXY
STATEMENT.   THIS  DISCLOSURE   INCLUDES,   AMONG  OTHER  THINGS,   BIOGRAPHICAL
INFORMATION ON LAMSON'S DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING
EXECUTIVE COMPENSATION, AN ANALYSIS OF CUMULATIVE TOTAL RETURNS ON AN INVESTMENT
IN SHARES DURING THE PAST FIVE YEARS AND PROCEDURES FOR SUBMITTING PROPOSALS FOR
INCLUSION  IN  THE  COMPANY'S  PROXY  STATEMENT  AT  THE  NEXT  ANNUAL  MEETING.
SHAREHOLDERS  SHOULD REFER TO THE COMPANY'S  PROXY  STATEMENT IN ORDER TO REVIEW
THIS DISCLOSURE.

      See Schedule II for information  regarding  persons who  beneficially  own more than 5% of the Shares and the ownership of the Shares by the  management of
Lamson.

                                      -19-

      The information  concerning  Lamson  contained in this Proxy Statement and the Schedules  attached  hereto has been taken from, or is based upon,  publicly available information.

                                          THE RAMIUS GROUP

                                          ___________, 2007

                                      -20-

                                   SCHEDULE I

                      TRANSACTIONS IN SECURITIES OF LAMSON
                            DURING THE PAST TWO YEARS

Except as otherwise specified, all purchases were made in the open market.

  Shares of Common Stock           Price Per                  Date of
         Purchased                  Share($)                 Purchase
         ---------                  --------                 --------

                STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
                ------------------------------------------------

          84,000                    21.5000                   11/15/06
          84,000                    21.4500                   11/16/06
          42,000                    20.6700                   11/20/06
          99,960                    20.9285                   11/21/06
           8,400                    21.1532                   11/24/06
          89,460                    20.7246                   11/27/06
          21,000                    20.7020                   11/27/06
           8,316                    21.3947                   11/28/06
          42,336                    21.5488                   11/28/06
          84,000                    20.8630                   11/28/06
          10,584                    21.6887                   11/29/06
          98,112                    21.4746                   11/30/06
          84,000                    21.6000                   11/30/06
          24,948                    21.5104                   12/01/06
          42,000                    23.4549                   01/09/07
          18,900                    23.5467                   01/10/07
          42,000                    23.7476                   01/11/07
         252,000                    23.3092                   01/16/07
          58,800                    23.4004                   01/17/07
          43,680                    30.7515                   02/26/07
          21,000                    30.2500                   02/27/07
          30,072                    30.3771                   02/27/07
          15,992                    29.5650                   03/01/07
          12,684                    28.6700                   03/07/07

                                   PARCHE, LLC
                                   -----------

          18,688                    21.4746                   11/30/06
        *109,344                    21.6600                   11/30/06

------------------------
* Shares were  acquired in private  transactions  with various  transferors  for which Ramius  Capital  Group,  L.L.C.  or an affiliate  serves as the investment manager, the managing member or the managing member of the investment manager.

                                      I-1

          16,000                    21.6000                   11/30/06
           4,752                    21.5104                   12/01/06
           8,000                    23.4549                   01/09/07
           3,600                    23.5467                   01/10/07
           8,000                    23.7476                   01/11/07
          48,000                    23.3092                   01/16/07
          11,200                    23.4004                   01/17/07
           8,320                    30.7515                   02/26/07
           4,000                    30.2500                   02/27/07
           5,728                    30.3771                   02/27/07
           3,046                    29.5650                   03/01/07
           2,416                    28.6700                   03/07/07

                              ADMIRAL ADVISORS, LLC
                              ---------------------

                                      None

                          RAMIUS CAPITAL GROUP, L.L.C.
                          ----------------------------

                                      None

                                C4S & CO., L.L.C.
                                -----------------

                                      None

                                 PETER A. COHEN
                                 --------------

                                      None

                                 MORGAN B. STARK
                                 ---------------

                                      None

                                THOMAS W. STRAUSS
                                -----------------

                                      None

                               JEFFREY M. SOLOMON
                               ------------------

                                      None

                                JEFFREY C. SMITH
                                ----------------

                                      None

                                      I-2

                                 WILLIAM J. FOX
                                 --------------

                                      None

                              MICHAEL CAPORALE, JR.
                              ---------------------

                                      None

                                      I-3

                                   SCHEDULE II

           SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

           [TO BE INSERTED FROM LAMSON'S PROXY STATEMENT, WHEN FILED.]

                                      II-1

                                    IMPORTANT

      Tell your Board what you think! Your vote is important. No matter how many
Shares you own,  please give the Ramius Group your proxy FOR the election of the
Ramius Group's Director Nominees by taking three steps:

      o     SIGNING the enclosed WHITE proxy card,

      o     DATING the enclosed WHITE proxy card, and

      o     MAILING the enclosed WHITE proxy card TODAY in the envelope provided
            (no postage is required if mailed in the United States).

      If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt
of  your  specific   instructions.   Accordingly,   please  contact  the  person
responsible for your account and instruct that person to execute the WHITE proxy card representing your Shares.  The Ramius Group urges you to confirm in writing your instructions to the Ramius Group in care of MacKenzie Partners, Inc. at the address  provided  below  so  that  the  Ramius  Group  will  be  aware  of  all instructions  given  and can  attempt  to  ensure  that  such  instructions  are followed.

      If you have any questions or require any additional information concerning this Proxy Statement, please contact MacKenzie Partners, Inc. at the address set forth below.

                                    MACKENZIE
                                 PARTNERS, INC.
                               105 Madison Avenue
                               New York, NY 10016
                           proxy@mackenziepartners.com
                           ---------------------------

                          (212) 929-5500 (Call Collect)
                                       or
                            TOLL-FREE (800) 322-2885

                     PRELIMINARY COPY SUBJECT TO COMPLETION
                              DATED APRIL __, 2007

                            THE LAMSON & SESSIONS CO.

                       2007 ANNUAL MEETING OF SHAREHOLDERS

              THIS PROXY IS SOLICITED ON BEHALF OF THE RAMIUS GROUP

               THE BOARD OF DIRECTORS OF THE LAMSON & SESSIONS CO.
                          IS NOT SOLICITING THIS PROXY

                             W H I T E     P R O X Y

The  undersigned  appoints  Jeffrey C.  Smith,  Jeffrey M.  Solomon  and Mark R.
Mitchell, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of The Lamson & Sessions Co. (the  "Company")
which the  undersigned  would be entitled to vote if  personally  present at the
Annual  Meeting  of  Shareholders  of  the  Company  scheduled  to  be  held  at
_______________________________________  on _________  __,  2007,  at __:__ _.M.
(local time), and including at any adjournments or postponements  thereof and at any meeting called in lieu thereof (the "Annual Meeting").

The undersigned  hereby revokes any other proxy or proxies  heretofore  given to vote or act with  respect to the shares of common  stock of the Company  held by the  undersigned,  and hereby  ratifies and confirms all action the herein named attorneys and proxies,  their  substitutes,  or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes  with respect to any other  matters as may properly  come before the
Annual  Meeting that are unknown to the Ramius  Group a  reasonable  time before this solicitation.

IF NO DIRECTION IS INDICATED  WITH RESPECT TO THE PROPOSAL ON THE REVERSE,  THIS
PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH IN THIS PROXY, OR
ANY SUBSTITUTIONS THEREFOR.

Shareholders have the right to vote cumulatively in the election of directors at the Annual Meeting. The Ramius Group intends to invoke its right to cumulate its votes  for  the  election  of the  nominees  set  forth  in  this  Proxy  or any substitutions  therefor. THIS PROXY GIVES THE HEREIN NAMED ATTORNEYS AND PROXIES
OR THEIR  SUBSTITUTES  FULL  DISCRETIONARY  AUTHORITY TO VOTE THE  UNDERSIGNED'S
SHARES  CUMULATIVELY  AND TO ALLOCATE VOTES AMONG THE NOMINEES SET FORTH IN THIS
PROXY, UNLESS AUTHORITY TO VOTE FOR ANY OF THEM IS WITHHELD ON THE REVERSE SIDE.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

         IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] PLEASE MARK VOTE AS IN THIS EXAMPLE

         THE RAMIUS GROUP STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE IN
                        FAVOR OF THE FOLLOWING PROPOSAL.

Proposal - The Ramius Group's Proposal to Elect Michael  Caporale,  Jr., William
J. Fox,  Jeffrey C. Smith and  Jeffrey M.  Solomon as Class I  directors  of the
Company.

                                                     WITHHOLD        FOR ALL
                                                   AUTHORITY TO       EXCEPT
                                     FOR ALL       VOTE FOR ALL     NOMINEE(S)
                                     NOMINEES        NOMINEES     WRITTEN BELOW*
Nominees:  Michael Caporale, Jr.       [ ]             [ ]             [ ]
           William J. Fox
           Jeffrey C. Smith
           Jeffrey M. Solomon

                                  *YOU MAY  WITHHOLD  AUTHORITY  TO VOTE FOR ANY
                                  INDIVIDUAL  NOMINEE BY WRITING THE NAME OF THE
                                  NOMINEE(S)  YOU DO  NOT  SUPPORT  ON THE  LINE
                                  BELOW. IF YOU WITHHOLD DISCRETIONARY AUTHORITY
                                  TO VOTE FOR ONE OR MORE OF THE NOMINEES,  YOUR
                                  VOTES  WILL  BE  ALLOCATED  TO  THE  REMAINING
                                  NOMINEES

                                  ----------------------------------------------

DATED:
       -----------------------------

------------------------------------
(Signature)

------------------------------------
(Signature, if held jointly)

------------------------------------
(Title)

WHEN  SHARES  ARE HELD  JOINTLY,  JOINT  OWNERS  SHOULD  EACH  SIGN.  EXECUTORS,
ADMINISTRATORS,  TRUSTEES,  ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.
PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.